Exhibit 99.1

McGrath RentCorp Announces Results for Third Quarter 2008

EPS Increases 4% to $0.48 for the Quarter

Rental Revenues Increase 5%

LIVERMORE, Calif.--(BUSINESS WIRE)--November 6, 2008--McGrath RentCorp (NASDAQ:MGRC) today announced revenues for the quarter ended September 30, 2008, of $86.3 million, an increase of 7%, compared to $80.8 million in the third quarter 2007. The Company reported net income for the third quarter 2008 of $11.6 million, or $0.48 per diluted share, compared to net income of $11.9 million, or $0.46 per diluted share, in the third quarter 2007.

For the third quarter of 2008, the Company’s Mobile Modular division reported a 1% increase in rental revenues to $26.1 million from $25.9 million in the third quarter 2007, with gross profit on rental revenues decreasing 5% to $15.7 million from $16.6 million in the third quarter 2007. Sales revenues decreased 4% from $13.3 million in the third quarter 2007 to $12.8 million, and gross profit on sales decreased 3% to $2.9 million in the third quarter 2008. Total gross profit decreased 8% from $23.0 million in the third quarter 2007 to $21.2 million in the third quarter 2008. Selling and administrative expenses increased $0.6 million to $7.7 million in the third quarter 2008. As a result, Mobile Modular’s pre-tax income decreased 15% from $14.0 million to $11.8 million in the third quarter 2008.

For the third quarter of 2008, the Company’s TRS-RenTelco division reported a 10% increase in rental revenues to $23.9 million from $21.7 million in the third quarter of 2007, with gross profit on rental revenues increasing 8% to $9.6 million from $8.9 million in the third quarter 2007. Sales revenues increased 73% from $3.7 million to $6.4 million in the third quarter 2008, with gross profit on sales increasing $1.7 million to $3.0 million from $1.3 million in the third quarter 2007. Total gross profit increased 22% from $10.7 million in the third quarter 2007 to $13.1 million in the third quarter 2008. Selling and administrative expenses increased $1.4 million to $6.3 million in the third quarter 2008. As a result, TRS-RenTelco’s pre-tax income increased 20% from $4.9 million to $5.9 million in the third quarter 2008.

Dennis Kakures, President and CEO of McGrath RentCorp, made the following comments regarding these results:

“Although sound overall, our third quarter numbers reflect mixed results with continued favorable rental revenue growth in our electronics business, and various market challenges in our modulars division.

TRS-RenTelco had a solid third quarter with a 10% increase in rental revenues over last year’s results. We continued to see favorable market conditions across a fairly broad base of customer segments, including communications network, aerospace and defense applications, and semiconductor and consumer electronics product development and manufacturing. Divisional pre-tax profit increasing approximately 20% for the quarter from a year ago reflects both higher rental and sale activity, offset by increased SG&A expenses, chiefly for personnel to support the organic launch of our new environmental test equipment business.

Mobile Modular’s 1% increase in rental revenues over the third quarter of last year reflects growth in our Florida and Texas markets, offset by challenging commercial and educational markets in California. Divisional pre-tax profit decreasing approximately 15% for the quarter over last year was chiefly due to significantly lower residential construction business levels, a more competitive educational rental environment in California, lower rental related services activity, and increased SG&A expenses, mainly for personnel to support our modular expansion into North Carolina and Georgia.

The challenging overall business conditions have caused us to lower the profit forecast for our modular business in the fourth quarter. As a result we are revising our full year guidance to $1.70 to $1.75 per diluted share.

Looking ahead, while we have not yet completed our detailed plans for 2009 we currently expect the slowing economy will make it difficult for our existing operations to achieve growth in earnings per share next year. We believe that our rental divisions have solid market positions, generate significant cash flows and will weather an economic slowdown better than many businesses. In addition, we are continuing to invest in our strategic initiatives to add to our long-term growth opportunity.”

THIRD QUARTER 2008 HIGHLIGHTS (AS COMPARED TO THIRD QUARTER 2007)

  Rental revenues increased 5% to $50.0 million. Within rental revenues, Mobile Modular increased 1% from $25.9 million to $26.1 million; TRS-RenTelco increased 10% from $21.7 million to $23.9 million.
  Sales revenues increased 17% to $26.3 million, resulting from higher sales volume in TRS-RenTelco and Enviroplex, partly offset by lower sales volume in Mobile Modular. The higher sales volume and higher gross margin percentage of 30.5% compared with 26.7% in 2007, resulted in a gross profit increase of $2.0 million. Sales revenues and related gross margins can fluctuate from quarter to quarter depending on customer requirements, equipment availability and funding.
  Depreciation of rental equipment increased 9% to $14.6 million, with Mobile Modular increasing 6% to $3.4 million from $3.2 million in 2007, and TRS-RenTelco increasing 11% to $11.3 million from $10.2 million in 2007.
  Debt decreased $12.4 million during the quarter to $222.3 million, with the Company’s funded debt (notes payable) to equity ratio decreasing from 1.00 to 1 at June 30, 2008 to 0.91 to 1 as of September 30, 2008. As of September 30, 2008, the Company had capacity to borrow an additional $168.7 million under its lines of credit.
  Dividend rate increased 11% to $0.20 per share for the third quarter 2008, as compared to $0.18 per share for the third quarter of 2007. On an annualized basis, this dividend represents a 3.5% yield on the November 5, 2008 close price of $22.88.
  Adjusted EBITDA increased 2% to $37.9 million for the third quarter of 2008 compared to $37.2 million for the third quarter of 2007. At September 30, 2008, the Company’s ratio of funded debt to the last twelve months Adjusted EBITDA was 1.54 compared to 1.63 at June 30, 2008. Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization and other non-cash stock-based compensation. A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Form 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Form 10-K, 10-Q and other SEC filings.

FINANCIAL GUIDANCE

The Company is revising its previous full-year 2008 earnings guidance range of $1.72 to $1.82 to an updated range of $1.70 to $1.75 per diluted share. Such a forward-looking statement reflects McGrath RentCorp’s expectations as of November 6, 2008. Actual 2008 full-year earnings per share results may be materially different and affected by many factors, including those factors outlined in the “forward-looking statements” paragraph at the end of this press release.

About McGrath RentCorp

Founded in 1979, McGrath RentCorp is a diversified rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina and Georgia. In 2008, under the Mobile Modular Portable Storage trade name, the Company entered the portable storage rental business in Northern California. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas.

CONFERENCE CALL NOTE: As previously announced in its press release of October 8, 2008, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 6, 2008 to discuss the third quarter 2008 results. To participate in the teleconference, dial 1-800-257-7063 (in the U.S.), or 1-303-262-2161 (outside the US), or visit the investor relations section of the Company’s website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-405-2236 (in the U.S.), or 1-303-590-3000 (outside the U.S.). The pass code for the call replay is 11120726.

This press release contains statements, which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “estimates”, “will”, “should”, “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed under "Risk Factors" and elsewhere in the Company’s 10-K, 10-Q and other SEC filings, including the following: the effectiveness of management’s strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture our products in a timely manner and to our specifications; our ability to successfully implement information system upgrades; our ability to finance expansion and to locate and consummate acquisitions; fluctuations in interest rates and the Company’s ability to manage credit risk; our ability to effectively manage our rental assets; the risk that we may be subject to litigation and claims from employees, vendors and other third parties; fluctuations in the Company’s effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; state funding for education; new or modified statutory or regulatory requirements; success of the Company’s strategic growth initiatives; risks associated with doing business with government entities; seasonality of our educational and electronics business; intense industry competition; our ability to timely deliver, install and redeploy our modular products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally. There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or developments.

MCGRATH RENTCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2008	2007	2008	2007

REVENUES
Rental	$50,023	$47,659	$147,105	$135,962
Rental Related Services	9,354	9,968	24,186	25,988
Rental Operations	59,377	57,627	171,291	161,950
Sales	26,344	22,503	52,518	45,070
Other	594	621	1,874	1,931
Total Revenues	86,315	80,751	225,683	208,951

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	14,648	13,427	42,110	38,176
Rental Related Services	6,805	6,660	17,556	17,919
Other	10,110	8,772	27,791	25,366
Total Direct Costs of Rental Operations	31,563	28,859	87,457	81,461
Costs of Sales	18,298	16,501	35,763	32,230
Total Costs of Revenues	49,861	45,360	123,220	113,691
Gross Profit	36,454	35,391	102,463	95,260
Selling and Administrative Expenses	14,903	13,108	42,677	37,363
Income from Operations	21,551	22,283	59,786	57,897
Interest Expense	2,525	2,662	7,283	8,115
Income Before Provision for Income Taxes	19,026	19,621	52,503	49,782
Provision for Income Taxes	7,458	7,652	20,581	19,415
Income Before Minority Interest	11,568	11,969	31,922	30,367
Minority Interest in Income of Subsidiary	--	92	--	77
Net Income	$11,568	$11,877	$31,922	$30,290

Earnings Per Share:
Basic	$0.49	$0.47	$1.34	$1.20
Diluted	$0.48	$0.46	$1.33	$1.19
Shares Used in Per Share Calculation:
Basic	23,663	25,342	23,761	25,230
Diluted	23,996	25,607	23,997	25,482

Cash Dividends Declared Per Share	$0.20	$0.18	$0.60	$0.54

MCGRATH RENTCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	September 30,	December 31,
(in thousands)	2008	2007

ASSETS
Cash	$410	$5,090
Accounts Receivable, net of allowance for doubtful accounts of $1,100 in 2008 and $1,400 in 2007	75,917	67,061

Rental Equipment, at cost:
Relocatable Modular Buildings	498,164	475,077
Electronic Test Equipment	262,853	232,349
	761,017	707,426
Less Accumulated Depreciation	(248,876)	(221,412)
Rental Equipment, net	512,141	486,014

Property, Plant and Equipment, net	77,168	66,480
Prepaid Expenses and Other Assets	21,284	17,591
Total Assets	$686,920	$642,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes Payable	$222,350	$197,729
Accounts Payable and Accrued Liabilities	54,237	55,642
Deferred Income	33,713	28,948
Deferred Income Taxes, net	132,530	115,886
Total Liabilities	442,830	398,205

Shareholders’ Equity:
Common Stock, no par value -
Authorized -- 40,000 shares
Issued and Outstanding -- 23,668 shares in 2008 and 24,578 shares in 2007	44,504	41,917
Retained Earnings	199,586	202,114
Total Shareholders’ Equity	244,090	244,031
Total Liabilities and Shareholders’ Equity	$686,920	$642,236

MCGRATH RENTCORP
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Nine Months Ended September 30,
(in thousands)	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$31,922	$30,290
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	44,143	39,934
Provision for Doubtful Accounts	1,428	928
Non-Cash Stock-Based Compensation	2,831	2,578
Gain on Sale of Rental Equipment	(8,790)	(7,242)
Change In:
Accounts Receivable	(10,284)	(20,125)
Prepaid Expenses and Other Assets	(3,693)	(2,998)
Accounts Payable and Accrued Liabilities	2,305	(2,957)
Deferred Income	4,765	5,462
Deferred Income Taxes	16,644	8,320
Net Cash Provided by Operating Activities	81,271	54,190

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Rental Equipment	(82,557)	(78,384)
Purchase of Property, Plant and Equipment	(12,723)	(4,080)
Proceeds from Sale of Rental Equipment	21,541	19,037
Net Cash Used in Investing Activities	(73,739)	(63,427)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings Under Bank Lines of Credit	24,621	18,943
Proceeds from the Exercise of Stock Options	894	3,979
Excess Tax Benefit from Exercise and Disqualifying Disposition of Stock Options	526	1,682
Repurchase of Common Stock	(24,418)	—
Payment of Dividends	(13,835)	(13,108)
Net Cash (Used in) Provided by Financing Activities	(12,212)	11,496

Net (Decrease) Increase in Cash	(4,680)	2,259
Cash Balance, beginning of period	5,090	349
Cash Balance, end of period	$410	$2,608

Interest Paid, during the period	$6,927	$7,371
Income Taxes Paid, during the period	$3,412	$9,413
Dividends Declared, not yet paid	$4,734	$4,565
Rental Equipment Acquisitions, not yet paid	$5,833	$11,011

	Mobile Modular – Q3 2008 compared to Q3 2007 (Unaudited)
	(dollar amounts in thousands)	Three Months Ended September 30,		Increase (Decrease)
		2008	2007	$	%
	Revenues
	Rental	$26,125	$25,935	$190	1%
	Rental Related Services	8,761	9,505	(744)	-8%
	Rental Operations	34,886	35,440	(554)	-2%
	Sales	12,782	13,304	(522)	-4%
	Other	129	162	(33)	-20%
	Total Revenues	$47,797	$48,906	$(1,109)	-2%

	Gross Profit
	Rental	$15,706	$16,596	$(890)	-5%
	Rental Related Services	2,474	3,241	(767)	-24%
	Rental Operations	18,180	19,837	(1,657)	-8%
	Sales	2,925	3,001	(76)	-3%
	Other	129	162	(33)	-20%
	Total Gross Profit	$21,234	$23,000	$(1,766)	-8%

	Pre-tax Income	$11,804	$13,962	$(2,158)	-15%

	Other Information
	Depreciation of Rental Equipment	$3,388	$3,188	$200	6%
	Interest Expense Allocation	$1,715	$1,874	$(159)	-8%

	Average Rental Equipment [1]	$465,965	$434,740	$31,225	7%
	Average Rental Equipment on Rent [1]	$377,969	$361,352	$16,617	5%
	Average Monthly Total Yield [2]	1.87%	1.99%		-6%
	Average Utilization [3]	81.1%	83.1%		-2%
	Average Monthly Rental Rate [4]	2.30%	2.39%		-4%

	Period End Rental Equipment [1]	$473,336	$443,508	$29,828	7%
	Period End Utilization [3]	80.8%	82.9%		-3%
	Period End Floors [1]	27,344	26,144	1,200	5%
1	Average and Period End Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment. Period End Floors excludes new equipment inventory.
2	Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3

Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

4	Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

	TRS-RenTelco – Q3 2008 compared to Q3 2007 (Unaudited)
	(dollar amounts in thousands)	Three Months Ended September 30,		Increase (Decrease)
		2008	2007	$	%
	Revenues
	Rental	$23,898	$21,724	$2,174	10%
	Rental Related Services	593	463	130	28%
	Rental Operations	24,491	22,187	2,304	10%
	Sales	6,402	3,710	2,692	73%
	Other	465	459	6	1%
	Total Revenues	$31,358	$26,356	$5,002	19%

	Gross Profit
	Rental	$9,559	$8,864	$695	8%
	Rental Related Services	75	67	8	12%
	Rental Operations	9,634	8,931	703	8%
	Sales	2,989	1,335	1,654	124%
	Other	465	459	6	1%
	Total Gross Profit	$13,088	$10,725	2,363	22%

	Pre-tax Income	$5,870	$4,903	$967	20%

	Other Information
	Depreciation of Rental Equipment	$11,260	$10,239	$1,021	10%
	Interest Expense Allocation	$944	$915	$29	3%

	Average Rental Equipment [1]	$257,874	$214,733	$43,141	20%
	Average Rental Equipment on Rent [1]	$176,847	$146,814	$30,033	20%
	Average Monthly Total Yield [2]	3.09%	3.37%		-8%
	Average Utilization [3]	68.6%	68.4%		0%
	Average Monthly Rental Rate [4]	4.50%	4.93%		-9%

	Period End Rental Equipment [1]	$262,054	$221,752	$40,302	18%
	Period End Utilization [3]	68.0%	69.9%		-3%
1	Average and Period End Rental Equipment represents the cost of rental equipment excluding accessory equipment.
2	Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3

Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

4	Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

	Mobile Modular – Nine Months Ended 9/30/08 compared to Nine Months Ended 9/30/07 (Unaudited)
	(dollar amounts in thousands)	Nine Months Ended September 30,		Increase (Decrease)
		2008	2007	$	%
	Revenues
	Rental	$77,317	$74,501	$2,816	4%
	Rental Related Services	22,691	24,670	(1,979)	-8%
	Rental Operations	100,008	99,171	837	1%
	Sales	20,515	23,555	(3,040)	-13%
	Other	433	481	(48)	-10%
	Total Revenues	$120,956	$123,207	$(2,251)	-2%

	Gross Profit
	Rental	$48,382	$47,666	716	2%
	Rental Related Services	6,513	8,009	(1,496)	-19%
	Rental Operations	54,895	55,675	(780)	-1%
	Sales	5,182	6,075	(893)	-15%
	Other	433	481	(48)	-10%
	Total Gross Profit	$60,510	$62,231	$(1,721)	-3%

	Pre-tax Income	$33,796	$36,125	$(2,329)	-6%

	Other Information
	Depreciation of Rental Equipment	$9,876	$9,136	$740	8%
	Interest Expense Allocation	$4,935	$5,767	$(832)	-14%

	Average Rental Equipment [1]	$457,707	$422,266	$35,441	8%
	Average Rental Equipment on Rent [1]	$374,465	$347,068	$27,397	8%
	Average Monthly Total Yield [2]	1.88%	1.96%		-4%
	Average Utilization [3]	81.8%	82.2%		0%
	Average Monthly Rental Rate [4]	2.29%	2.39%		-4%

	Period End Rental Equipment [1]	$473,336	$443,508	$29,828	7%
	Period End Utilization [3]	80.8%	82.9%		-3%
	Period End Floors [1]	27,344	26,144	1,200	5%
1	Average and Period End Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment. Period End Floors excludes new equipment inventory.
2	Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3

Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

4	Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

	TRS-RenTelco – Nine Months Ended 9/30/08 compared to Nine Months Ended 9/30/07 (Unaudited)
	(dollar amounts in thousands)	Nine Months Ended September 30,		Increase (Decrease)
		2008	2007	$	%
	Revenues
	Rental	$69,788	$61,461	$8,327	14%
	Rental Related Services	1,495	1,318	177	13%
	Rental Operations	71,283	62,779	8,504	14%
	Sales	18,371	13,437	4,934	37%
	Other	1,441	1,450	(9)	-1%
	Total Revenues	$91,095	$77,666	$13,429	17%

	Gross Profit
	Rental	$28,822	$24,754	$4,068	16%
	Rental Related Services	117	60	57	95%
	Rental Operations	28,939	24,814	4,125	17%
	Sales	7,004	4,475	2,529	57%
	Other	1,441	1,450	(9)	-1%
	Total Gross Profit	$37,384	$30,739	$6,645	22%

	Pre-tax Income	$16,090	$13,021	$3,069	24%

	Other Information
	Depreciation of Rental Equipment	$32,234	$29,040	$3,194	11%
	Interest Expense Allocation	$2,690	$2,752	$(62)	-2%

	Average Rental Equipment [1]	$247,178	$203,407	$43,771	22%
	Average Rental Equipment on Rent [1]	$170,161	$136,691	$33,470	24%
	Average Monthly Total Yield [2]	3.14%	3.36%		-7%
	Average Utilization [3]	68.8%	67.2%		2%
	Average Monthly Rental Rate [4]	4.56%	5.00%		-9%

	Period End Rental Equipment [1]	$262,054	$221,752	$40,302	18%
	Period End Utilization [3]	68.0%	69.9%		-3%
1	Average and Period End Rental Equipment represents the cost of rental equipment excluding accessory equipment.
2	Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3

Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

4	Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company presents Adjusted EBITDA which is defined by the Company as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance and evaluate the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including stock-based compensation, is useful in measuring the Company’s cash available to operations and the performance of the Company. Because we find Adjusted EBITDA useful the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non−GAAP measures used by other companies. Unlike EBITDA which may be used by other companies or investors, Adjusted EBITDA does not include stock-based compensation charges and income from the former minority interest in the Company’s Enviroplex subsidiary. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Since Adjusted EBITDA is a non-GAAP financial measure as defined by the Securities and Exchange Commission, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States.

Reconciliation of Net Income to Adjusted EBITDA
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2008	2007	2008	2007	2008	2007
Net Income	$11,568	$11,877	$31,922	$30,290	$44,042	$42,187
Minority Interest in Income (Loss) of Subsidiary	--	92	--	77	(13)	121
Provision for Income Taxes	7,458	7,652	20,581	19,415	28,503	26,259
Interest	2,525	2,662	7,283	8,115	9,887	10,790
Income from Operations	21,551	22,283	59,786	57,897	82,419	79,357
Depreciation and Amortization	15,395	14,032	44,143	39,934	58,212	52,255
Non-Cash Stock- Based Compensation	912	874	2,831	2,578	3,709	3,369
Adjusted EBITDA [1]	$37,858	$37,189	$106,760	$100,409	$144,340	$134,981

Adjusted EBITDA Margin [2]	44%	46%	47%	48%	49%	48%

	Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
	(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
		2008	2007	2008	2007	2008	2007
	Adjusted EBITDA [1]	$37,858	$37,189	$106,760	$100,409	$144,340	$134,981
	Interest Paid	(1,868)	(1,739)	(6,927)	(7,371)	(10,273)	(10,520)
	Income Taxes Paid	(997)	(3,337)	(3,412)	(9,413)	(8,422)	(16,168)
	Gain on Sale of Rental Equipment	(3,966)	(2,892)	(8,790)	(7,242)	(11,574)	(9,904)
	Change in certain assets and liabilities:
	Accounts Receivable, net	(7,200)	(14,872)	(8,856)	(19,197)	3,114	(15,424)
	Prepaid Expenses and Other Assets	(1,587)	(1,952)	(3,693)	(2,998)	(2,415)	(1,058)
	Accounts Payable and Other Liabilities	3,983	165	1,424	(5,460)	4,805	(1,612)
	Deferred Income	9,691	12,853	4,765	5,462	2,399	683
	Net Cash Provided by Operating Activities	$35,914	$25,415	$81,271	$54,190	$121,974	$80,978

1

Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

2	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

CONTACT:
McGrath RentCorp
Keith E. Pratt, 925-606-9200
Chief Financial Officer